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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

As independent petroleum engineers, Williamson Petroleum Consultants, Inc. hereby consents to the incorporation by reference of our reserve reports included in or made part of the Prize Energy Corp. Annual Report on Form 10-K for the fiscal year ended December 31, 1999, into (a) the Registration Statement on Form S-8 filed on or about June 13, 2000, pertaining to the Prize Energy Corp. Amended and Restated Option Plan and (b) the Registration Statement on Form S-8 filed on or about June 13, 2000, pertaining to the Prize Energy Corp. 1998 Key Employee Stock Option Plan.

                                      /s/ WILLIAMSON PETROLEUM CONSULTANTS, INC.



Midland, Texas
June 13, 2000